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                                                                   EXHIBIT 10.5


                                  CONSENT AND
                              AMENDMENT AGREEMENT

     THIS CONSENT AND AMENDMENT AGREEMENT ("Agreement") is executed this 16th day of August, 2002 by and among PRG-Schultz International, Inc., a Georgia corporation f/k/a The Profit Recovery Group International, Inc. ("PRGX"), John
M. Cook, a Georgia resident ("Cook"), John M. Toma, a Georgia resident ("Toma"), HSAT, Inc., a Texas corporation f/k/a Howard Schultz & Associates International, Inc. ("HSAT"), Howard Schultz, a Texas resident ("H. Schultz"), Andrew H. Schultz, a Texas resident ("A. Schultz") and H. Schultz, as Shareholders' Representative of all the shareholders of HSAT pursuant to the Asset Agreement, defined below, and of each former shareholder of each of the Affiliated Companies pursuant to the Stock Agreement defined below, who held such shares immediately prior to the transactions contemplated therein (collectively, HSAT, each of the shareholders of HSAT and each of the shareholders of the Affiliated Companies (as such shareholders are represented by the Shareholders' Representative) being the "Schultz Parties").

                              W I T N E S S E T H:

     WHEREAS, on January 24, 2002, PRGX acquired substantially all of the assets of HSAT pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of December 11, 2001, as amended, by and among certain of the parties hereto and the other parties named therein (the "Asset Agreement"), and acquired substantially all of the outstanding stock of certain companies affiliated with the Schultz Parties (collectively, the "Affiliated Companies"), pursuant to that certain Amended and Restated Agreement and Plan of Reorganization Pursuant to Section 368(a)(1)(B) of the Internal Revenue Code, as Amended, dated as of December 11, 2001, as amended, by and among certain of the parties hereto and others named therein (the "Stock Agreement"), with the consideration under both the Asset Agreement and the Stock Agreement being shares of Common Stock of PRGX ("PRGX Shares");

     WHEREAS, in connection with the closing of the Asset Agreement and the Stock Agreement, PRGX and/or Cook and Toma entered into other agreements, including a shareholder agreement with HSAT and certain shareholders of HSAT (the "Shareholder Agreement") and a registration rights agreement with HSAT and all of its shareholders and all of the former shareholders of the Affiliated Companies (the "Registration Rights Agreement"), both relating to the PRGX Shares acquired pursuant to the Asset Agreement and Stock Agreement (collectively, the "Other Agreements");

     WHEREAS, pursuant to certain stock purchase agreements dated August 16, 2002 (each being a "Sale Agreement"), certain of the Schultz Parties and Schultz PRG Liquidating Investments Ltd., a Texas limited partnership ("LP") have agreed to sell 8,677,014 PRGX Shares ("Shares to be Sold") to affiliates of Blum Capital Partners L.P. and to affiliates of Berkshire Partners LLC (collectively the "Buyers" and such transactions being referred to herein as the "Sales");

     WHEREAS, pursuant to a First Option Agreement and a Second Option Agreement, both of even date herewith, LP has granted to PRGX options ("Options") to purchase an aggregate of 2,892,336 PRGX Shares ("Option Shares");

     WHEREAS, each of the Buyers has loaned $12,610,584.96 to the LP, and as security for its payment obligations, the LP has granted a security interest in and pledged 1,446,168 shares of PRGX Common Stock to each of the Buyers pursuant


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to Pledge Agreements between the LP and each Buyer of even date herewith
("Pledge Agreements");


     WHEREAS, H. Schultz and A. Schultz shall beneficially retain after the closings of the Sales, an aggregate of 1,500,000 PRGX Shares, which are not subject to the Options (the "Retained Shares");

     WHEREAS, the Schultz Parties have requested that Cook and Toma consent to the Sales as required under the Shareholder Agreement, that PRGX amend its Shareholder Protection Rights Plan dated as of August 9, 2000 to permit the Sale to the affiliates of Blum Capital Partners, that PRGX grant certain registration rights to the Buyers with respect to the PRGX Shares they acquire (without which registration rights the Buyers would not acquire such shares), and that PRGX, Cook and Toma provide assistance to the Schultz Parties in effecting the Sales to the Buyers, which amendments, agreements and assistance the Schultz Parties acknowledge PRGX, Cook and Toma are not required to provide;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  SHAREHOLDER AGREEMENT.

     (a) CONSENT. Pursuant to Section 3.1 of the Shareholder Agreement, the Shareholders' Representative, on behalf of all of the Holders (as defined in the Shareholder Agreement and being those shareholders of HSAT party thereto) thereunder, and each of Cook and Toma hereby consent to the following transactions:

          (i) the Sales of the Shares to be Sold to each of the Buyers;

          (ii) the transfer of 4,450,452 shares of PRGX Common Stock by H.Schultz to the LP; subject to the LP's execution of this Agreement, whereby the LP agrees to be bound by the terms of the Shareholder Agreement, as amended hereby;

          (iii) the grant of the Options by the LP to PRGX;

          (iv) the pledge by the LP of an aggregate of 2,892,336 PRGX Shares to each of the Buyers pursuant to the Pledge Agreements and any transfers of the PRGX Shares pursuant to the exercise of any rights under the notes subject to the Pledge Agreement; and

          (v) the exercise of the Options by PRGX.

     (b) RESTRICTIONS. At the closing of each of the Sales, all of the Shares to be Sold shall be free of any and all transfer, voting and other restrictions contained in Article III of the Shareholder Agreement, and all of the Option Shares and Retained Shares and the Holders thereof (as defined in the Shareholder Agreement) shall, notwithstanding any provision to the contrary in the Shareholder Agreement, remain subject to all of the transfer, voting and other restrictions contained in Article III of the Shareholder Agreement until January 24, 2004. In addition, each of the Schultz Parties hereby agrees that effective upon the closings of the Sales, the exceptions to the restrictions on Transfer contained in subsections (iv), (v) and (vii) of Section 3.1 of the


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Shareholder Agreement shall be null and void and no longer available to the
Schultz Parties during the term of the Shareholder Agreement.

     (c) COOK AND TOMA. In consideration of the consents given by Cook and Toma to the Sales pursuant hereto, effective upon ------------- the closing of the
Sales:

          (i) Toma will no longer be bound by any of the restrictions contained in Article III of the Shareholder Agreement; and

          (ii) Cook hereby agrees that the exceptions to the restrictions on Transfer contained in subsections (iv), (v) and (vii) of Section 3.1 of the Shareholder Agreement shall be null and void and no longer available to Cook during the term of the Shareholder Agreement and the following additional exception to the restrictions shall apply solely to Cook: "(iv) transfers of less than 2,043,571 shares of PRGX Common Stock in the aggregate"; and the current subsection (vi) is renumbered subsection (v).

     (d) TERM. Section 4.1 of the Shareholder Agreement is hereby deleted and replaced with the following: This Agreement ---- will terminate on January 24, 2004.

     (e) NO ADDITIONAL SHARES. H. Schultz and A. Schultz agree that they shall not directly or indirectly acquire record --------------------- or beneficial ownership any shares of PRGX Common Stock prior to a date 271 days after the date hereof, except in connection with a recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction in respect of shares of PRGX Common Stock.

     2. REGISTRATION RIGHTS AGREEMENT. Effective upon the closing of the Sales, PRGX, HSAT and the Shareholders' Representative hereby terminate the Registration Rights Agreement. HSAT and the Shareholders' Representative, on behalf of all of the shareholders of HSAT and of all of the former shareholders of the Affiliated Companies, acknowledge and agree that, as of the date of such termination, HSAT, the shareholders of HSAT and the former shareholders of each of Affiliated Companies shall have no further rights thereunder.

     3. WAIVER. Any and all notices required under any of the Other Agreements amended hereunder for the amendments ------ contemplated herein are hereby waived.

     4. AUTHORITY. H. Schultz, as Shareholders' Representative, is authorized to act hereunder on behalf of all of the --------- shareholders of HSAT and of all of the former shareholders of the Affiliated Companies who are not otherwise parties to this Agreement.

     5. EFFECT. Except to the extent expressly modified above, the Shareholder Agreements shall remain in full force and ------ effect as originally executed.

     6. MISCELLANEOUS.

     (a) GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.


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     (b) MODIFICATIONS. No modification of or amendment to this Agreement, nor any waiver or any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

     (c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and delivered in accordance with the provisions of Section 10.5 of the Asset Agreement.

     (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original ------------ and all of which together shall constitute one instrument. (E) SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by PRGX's and HSAT's respective successors and assigns. The rights and obligations of the other parties to this Agreement under this Agreement may only be assigned with the prior written consent of PRGX.

   [Remainder of page intentionally left blank. Signatures on following page.]


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              PRG-SCHULTZ INTERNATIONAL, INC.


                              By: /s/ Clinton McKellar, Jr.
                              --------------------------------------------------
                              Name: Clinton McKellar, Jr.
                              Its: General Counsel and Secretary



                              /s/ John M. Cook
                              --------------------------------------------------
                              John M. Cook



                              /s/ John M. Toma
                              --------------------------------------------------
                              John M. Toma


                              HSAT, INC.


                              By: /s/  Andrew H. Schultz
                              --------------------------------------------------
                              Name: Andrew H. Schultz
                              Its: Executive Vice President



                              /s/ Howard Schultz
                              --------------------------------------------------
                              Howard Schultz



                              /s/ Andrew H. Schultz
                              --------------------------------------------------
                               Andrew H. Schultz


                              /s/Howard Schultz
                              --------------------------------------------------
                              Howard Schultz, Shareholders' Representative, on behalf of all shareholders of HSAT, Inc. and on behalf of all former shareholders of the Affiliated Companies



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                              SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD.

                                        By: SCHULTZ PRG LIQUIDATING
                                        INVESTMENTS GP, LLC
                                        Its: General Partner


                                        By:    /s/ Howard Schultz
                                        ----------------------------------------
                                        Name: Howard Schultz
                                        Its: Manager


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